As filed with the Securities and Exchange Commission on December 15, 2004

Registration No. 333-117824

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	8731	13-4085264
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o National Registered Agents, Inc.

9 East Lookerman Street, Suite 1B

Dover, Delaware 19901

(Registered office)

c/o Cambridge Display Technology Limited

Building 2020

Cambourne Business Park

Cambridge CB3 6DW, United Kingdom

011 44 1954 713 600

(Address, including ZIP code, and telephone number, including area code, of principal executive offices)

Stephen Chandler

Secretary

Cambridge Display Technology, Inc.

c/o Cambridge Display Technology Limited

Building 2020

Cambourne Business Park

Cambridge CB3 6DW, United Kingdom

011 44 1954 713 600

(Name, address, including ZIP code, and telephone number, including area code, of Registrant’s agent for service)

Copies to:

Richard D. Bohm Steven Ostner Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Todd W. Eckland Pillsbury Winthrop LLP 1540 Broadway New York, New York 10036 (212) 858-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $.01 par value	$43,125,000	$5,465(2)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes shares of Common Stock subject to the underwriters’ over allotment option.
(2)	$5,100 was previously paid in connection with the initial filing of this Registration Statement on July 30, 2004 and $365 was previously paid in connection with the filing of Amendment No. 3 to the Registration Statement on November 24, 2004.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table itemizes the expenses incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All the amounts shown are estimates except the Securities and Exchange Commission registration, and the NASD filing fee and the Nasdaq National Market listing fee.

Registration fee—Securities and Exchange Commission	$5,465
Filing fee—National Association of Securities Dealers, Inc.	$4,813
Listing fee—Nasdaq National Market	$100,000
Accounting fees and expenses	$400,000
Legal fees and expenses (other than blue sky)	$1,500,000
Blue sky fees and expenses	$7,500
Printing; stock certificates	$250,000
Transfer agent and registrar fees	$2,000
Miscellaneous	$300,000
Total	$2,569,778

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person (and purchase insurance with respect to such potential liability) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding provided that the corporation may not may not eliminate or limit the liability of directors for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit subject to the same limitations as described above and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Our certificate of incorporation and our bylaws authorize the indemnification of officers and directors of the corporation consistent with Section 145 of the Delaware Corporation Law, as amended, and to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with each of our directors and executive officers, pursuant to which we have agreed to indemnify such director or officer against certain liabilities arising under federal securities laws, liabilities arising out of the performance of their duties as a director or officer and certain other claims and liabilities. Under these agreements, we have also agreed to advance any expenses (including legal fees) incurred by such director or officer in connection with such claims and liabilities.

At present there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our certificate of incorporation. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all sales of our unregistered securities during the past three years, without giving effect to the reverse stock split to occur immediately prior to this offering. All such shares were issued in reliance upon an exemption or exemptions from registration under the Securities Act by virtue of Regulation D or Regulation S promulgated thereunder and/or by reason of Section 4(2) of the Securities Act or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans relating to compensation as provided under Rule 701. In connection with the transactions for which an exemption is claimed pursuant to Section 4(2) of the Securities Act, the securities were sold to a limited number of persons and accredited investors, such persons were provided access to all relevant information regarding us and represented to us that they were either “sophisticated” investors or were represented by persons with knowledge and experience in financial and business matters who were capable of evaluating the merits and risks of the prospective investment, and such persons represented to us that the shares were purchased for investment purposes only and with no view toward distribution. In connection with the issuances of securities for which an exemption is claimed pursuant to Rule 701, the securities have been offered and issued by us to executive officers and employees and consultants for compensating purposes pursuant to written plans or arrangements.

From October 1, 2001 through September 30, 2004, we issued options to purchase a total of 556,900 shares of our common stock to our employees and options to purchase 72,000 shares of our common stock to our directors, advisors and consultants. These option grants were made in reliance on Rule 701 of the Securities Act.

The following table sets forth the date of each sale, the purchaser(s), the number of shares of our common stock, series A convertible preferred stock and series B convertible preferred stock sold on such date and the aggregate consideration received by us in connection with such sale. There were no underwriters employed in connection with any of these sales and issuances and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Regulation D promulgated thereunder, Regulation S promulgated thereunder and/or Section 4(2) or Rule 701 of the Securities Act, as indicated below.

Date of Issuance	Share Acquirer	Exemption Relied Upon by Us	Number of Shares of Our Common Stock Sold	Aggregate Consideration Received by Us
10/16/01	DuPont Chemical and Energy Operations, Inc.	4(2), Reg D	619,195	$10,000,000	(1)
1/17/02	Hillman CDT 2000 LLC	4(2), Reg D	154,799	$2,500,000	(2)
2/01/02	Hillman CDT 2000 LLC	4(2), Reg D	154,799	$2,500,000	(2)

Date of Issuance	Share Acquirer	Exemption Relied Upon by Us	Number of Shares of Our Common Stock Sold	Aggregate Consideration Received by Us
2/25/02	Sumitomo Chemical Co., Ltd.	4(2), Reg D	309,598	$5,000,000	(1)
3/08/02	Hillman CDT 2000 LLC	4(2), Reg D	247,678	$4,000,000	(2)
4/22/02	Hillman CDT 2000 LLC	4(2), Reg D	185,759	$3,000,000	(2)
7/12/02	1 former employee	701	1,000	$10,430	(3)
7/16/02	Kelso Investment Associates VI, L.P.	4(2), Reg D	526,316	$8,500,000	(2)
7/16/02	KEP VI, LLC	4(2), Reg D	92,879	$1,500,000	(2)
9/09/02	4 accredited investors	4(2), Reg D	100,898	(4)
10/25/02	Toppan Printing Co., Ltd	4(2), Reg D	309,598	$5,000,000	(1)
10/25/02	Toppan Printing Co., Ltd.	4(2), Reg D	185,758	(5)
2/03/03	2 former employees	701	1,260	$15,969	(3)
12/09/03	1 former employee	701	120	$1,252	(3)

Date of Issuance	Share Acquirer	Exemption Relied Upon by Us	Number of Shares of Our Series A Convertible Preferred Stock Sold	Aggregate Consideration Received by Us
12/12/02	Kelso Investment Associates VI, L.P.	4(2), Reg D	5,100	$5,100,000	(2)
12/12/02	KEP VI, LLC	4(2), Reg D	900	$900,000	(2)

Date of Issuance	Share Acquirer	Exemption Relied Upon by Us	Number of Shares of Our Series B Convertible Preferred Stock Sold	Aggregate Consideration Received by Us
12/12/02	Kelso Investment Associates VI, L.P.	4(2), Reg D	7,650	$7,650,000	(2)
12/12/02	Kelso Investment Associates VI, L.P.	4(2), Reg D	8,500	(2	)(6)
12/12/02	KEP VI, LLC	4(2), Reg D	1,350	$1,350,000	(2)
12/12/02	KEP VI, LLC	4(2), Reg D	1,500	(2	)(7)
2/28/03	9 existing stockholders	4(2), Reg D, Reg S	1,404	$1,404,000	(8)
2/28/03	Hillman CDT 2000 LLC	4(2), Reg D	5,467	$5,467,000	(2)(9)

(1)	Initial investment by an accredited investor.
(2)	Investment by an existing accredited investor.
(3)	These sales were pursuant to the exercise of options granted to these former employees under the CDT Acquisition Corp. Amended and Restated Stock Incentive Plan, as amended.
(4)	The shares of our common stock issued on September 9, 2002 were issued in consideration for all of the outstanding shares of common stock, par value $.001 per share, of Litrex Corporation, pursuant to exchange agreements, each dated September 9, 2002. Each investor who received shares in this exchange represented to us that such investor was an accredited investor.
(5)	We issued 185,758 shares of our common stock to Toppan Printing Co., Ltd. in exchange for 2,821,622 shares of Opsys Limited, pursuant to a subscription agreement, dated October 25, 2002. Toppan Printing Co., Ltd. represented to us that it was an accredited investor.
(6)	We issued 8,500 shares of our series B convertible preferred stock to Kelso Investment Associates VI, L.P. in exchange for 526,316 shares of our class A common stock, pursuant to a subscription agreement dated December 11, 2002.
(7)	We issued 1,500 shares of our series B convertible preferred stock to KEP VI, LLC in exchange for 92,879 shares of our class A common stock, pursuant to a subscription agreement dated December 11, 2002.
(8)	Each of the five U.S. stockholders who received shares in this issuance represented to us that such stockholder was an accredited investor. The 87 shares issued in the aggregate to four existing non-U.S. stockholders were sold in compliance with Regulation S under the Securities Act.
(9)	The consideration received by us with respect to this issuance consisted of $3,280,000 and 135,420 shares of our class A common stock.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) List of Exhibits.

Exhibit Number	Description of Document
**1.1	Form of Underwriting Agreement

**3.1	Form of Second Amended and Restated Certificate of Incorporation of Cambridge Display Technology, Inc.

**3.2	Amended Certificate of Designations

**3.3	Form of Second Amended and Restated Bylaws

**4.1	Specimen certificate for common stock of Cambridge Display Technology, Inc.

**4.2	Warrant, dated as of August 12, 2000, between CDT Acquisition Corp. and Heidrick & Struggles, Inc.

**5.1	Opinion of Debevoise & Plimpton LLP

**10.1	Letter Agreement, dated July 27, 1999, between Cambridge Display Technology Limited and Kelso & Company, L.P.

**10.2	Letter Agreement, dated July 27, 1999, between Cambridge Display Technology Limited and Hillman Capital Corporation

**10.3	Transaction Agreement, dated October 23, 2002, between CDT Acquisition Corp., Cambridge Display Technology Limited, Opsys Limited, Opsys UK Limited, the Warrantors, Opsys US Corporation and Opsys 2 Corporation

**10.4	Agreement for the Sale and Purchase of Part of the Business of Opsys Limited, dated October 24, 2002, between Opsys UK Limited and Opsys Limited

**10.5	Subscription and Exchange Agreement, dated October 25, 2002 between CDT Acquisition Corp. and Toppan Printing Co., Ltd.

**10.6	Share Purchase Agreement, dated August 15, 2003, among CDT Acquisition Corp., Ulvac, Inc., Litrex Corporation and Cambridge Display Technology Limited

**10.7	Joint Venture Agreement, dated August 15, 2003, among CDT Acquisition Corp., Ulvac, Inc., Litrex Corporation and Cambridge Display Technology Ltd.

**10.8	Loan Facility Letter, dated July 1, 2004, between Cambridge Display Technology Limited and Lloyds Bank PLC

**10.9	Reimbursement Agreement, dated July 1, 2004, between Cambridge Display Technology Limited and IPIFS Guarantee Corp.

**10.10	Security Agreement, dated July 1, 2004, between Cambridge Display Technology Limited, CDT Oxford Limited and IPIFS Guarantee Corp. (+)

**10.11	Form of Amended and Restated Registration Rights Agreement, among Cambridge Display Technology, Inc., Kelso Investment Associates VI, L.P., KEP VI, LLC, Hillman Capital Corporation, Hillman CDT LLC, Hillman CDT 2000 LLC and certain employees minority stockholders of Cambridge Display Technology, Inc. and its subsidiaries

**10.12	License Agreement, dated August 1, 1996, between Cambridge Display Technology, Ltd. and Philips Electronics N.V. (+)

Exhibit Number	Description of Document
**10.13	Cross License Agreement, dated November 25, 1999, between Cambridge Display Technology Limited and Seiko Epson Corporation (+)

**10.14	Side Letter, dated January 24, 2000, between Cambridge Display Technology Ltd. and Seiko Epson Corporation regarding the Cross License Agreement dated November 25, 1999 (+)

**10.14.1	Addendum Agreement, dated November 16, 2004, between Cambridge Display Technology Limited and Seiko Epson Corporation regarding the Cross License Agreement dated November 25, 1999 (+)

**10.15	The New LEP Technology Agreement, dated January 1, 2001, between Cambridge Display Technology Limited and the University of Cambridge

**10.16	Patent License, dated April 27, 2001, between Cambridge Display Technology Limited and OSRAM Opto Semiconductors GmbH & Co. OHG (+)

**10.17	License Agreement, dated August 13, 2001, between Cambridge Display Technology Limited and Sumitomo Chemical Co., Ltd. (+)

**10.18	Patent License of Displays and Display Illumination, dated October 16, 2001, between Cambridge Display Technology Limited, E.I. DuPont de Nemours and Company and Uniax Corporation (+)

10.18.1	Materials Intellectual Property Agreement, dated November 13, 2001, between Cambridge Display Technology Limited and The Dow Chemical Company (+)

**10.19	Patent and Know-How License, dated December 14, 2001, between Cambridge Display Technology Limited and Covion Organic Semiconductors GmbH (+)

**10.20	Contract Research Agreement, dated December 14, 2001, between CDT International Limited and Covion Organic Semiconductors GmbH (+)

**10.21	License of Technology, dated January 21, 2002, between Opsys Limited (novated to CDT Oxford Limited by a Novation and Variation Agreement, dated October 22, 2002), University of Oxford, Isis Innovation Limited and University of St. Andrews (+)

**10.22	Option Agreement, dated December 1, 2003, between Cambridge Display Technology Limited, CDT Oxford Ltd. and Sumitomo Chemical Co., Ltd. (+)

**10.23	Patent and Co-Ownership Agreement, dated July 5, 2004, between CDT Oxford Limited and Isis Innovation Limited, The Chancellor, Masters and Scholars of the University of Oxford and the University Court of St. Andrews (+)

**10.24	Lease, dated March 29, 2001, between Scottish Widows PLC and Cambridge Display Technology Limited, of commercial premises at Unit 8 Cardinal Distribution Park, Godmanchester, Cambridge, England

**10.25	Lease, dated March 29, 2001, between Scottish Widows PLC and Cambridge Display Technology Limited, of commercial premises at Unit 11 Cardinal Distribution Park, Godmanchester, Cambridge, England

**10.26	Lease, dated March 29, 2001, between Scottish Widows PLC and Cambridge Display Technology Limited, of commercial premises at Unit 12 Cardinal Distribution Park, Godmanchester, Cambridge, England

**10.27	Lease, dated June 11, 2004, between CGNU Life Assurance Limited and Cambridge Display Technology Limited, of commercial premises at 2020 Cambourne Business Park, Cambridge, England

Exhibit Number	Description of Document
**10.28	Lease, dated June 27, 2000, between the University of Cambridge and Cambridge Display Technology Limited, of commercial premises at Greenwich House, Madingley Rise, Madingley Road, Cambridge, England

**10.29	Employment agreement with Dr. Fyfe, dated as of August 12, 2002

**10.29.1	Amendment to employment agreement with Dr. Fyfe, dated as of August 31, 2004

**10.30	Overseas benefit agreement with Dr. Fyfe, dated as of August 12, 2002
**10.31	Employment agreement with Mr. Chandler, dated February 18, 2003

**10.32	Employment agreement with Mr. Butcher, dated November 14, 2002

**10.33	Employment agreement with Dr. Brown, dated March 28, 2002

**10.34	Amendment to employment agreement with Dr. Brown, dated October 20, 2003

**10.35	Employment agreement with Dr. Burroughes, dated July 1, 2004

**10.36	Employment agreement with Dr. Cha, dated June 18, 2002

**10.37	CDT Acquisition Corp. Amended and Restated Stock Incentive Plan

**10.38	Amendment to the CDT Acquisition Corp. Stock Incentive Plan, dated as of March 15, 2002

**10.39	Amendment to the CDT Acquisition Corp. Stock Incentive Plan, dated as of October 17, 2002

**10.40	Cambridge Display Technology, Inc. 2004 Stock Incentive Plan

**10.40.1	Form of Cambridge Display Technology, Inc. 2004 Stock Incentive Plan Stock Option Agreement

**10.40.2	Form of Cambridge Display Technology, Inc. 2004 Stock Incentive Plan Stock Option Agreement for the Grant of Inland Revenue Approved Options in the UK

**10.40.3	Form of Cambridge Display Technology, Inc. 2004 Stock Incentive Plan Stock Option Agreement for the Grant of Unapproved Options in the UK

**10.41	Cambridge Display Technology, Inc. Annual Incentive Plan

**10.42	Cambridge Display Technology, Inc. Special Bonus Plan

**10.42.1	Special Bonus Plan Award Agreement with Dr. Fyfe, dated December 10, 2004

**10.43	Form of CDT Acquisition Corp. Nonqualified Stock Option Agreement between CDT Acquisition Corp. and the Employee

**10.44	Agreement, among Cambridge Display Technology, Inc., Kelso Investment Associates VI, L.P., KEP VI, LLC, Hillman Capital Corporation, Hillman CDT LLC and Hillman CDT 2000 LLC, relating to certain distributions

**10.45	Amended and Restated Settlement and Amendment Agreement, dated as of December 14, 2004, among Cambridge Display Technology, Inc., Cambridge Display Technology Limited, Opsys Limited, CDT Oxford Limited, Alexis Zervoglos, Michael Holmes, Opsys US Corporation, Opsys 2 Corporation and Opsys Management Limited

**10.46	Amended and Restated Indemnification Agreement with Hermann Hauser, effective as of July 16, 2004

**10.47	Form of Indemnification Agreement for directors and officers of Cambridge Display Technology, Inc.

**21.1	List of Subsidiaries of Cambridge Display Technology, Inc.

**23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)

Exhibit Number	Description of Document
**23.2	Consent of Ernst & Young LLP

**23.3	Consent of PricewaterhouseCoopers LLP

**24.1	Powers of Attorney

**24.2	Power of Attorney of James V. Sandry

**99.1	Consent of James V. Sandry

**	Filed previously.
(+)	Portion of document has been redacted pursuant to a request for confidential treatment.

ITEM 17.    UNDERTAKINGS

The undersigned registrant hereby undertakes as follows:

(1) The undersigned will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized in the City of New York, State of New York, on December 15, 2004.

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

By:	/S/ DAVID FYFE
Name:	David Fyfe
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

* David Fyfe	Director, Chairman and Chief Executive Officer (principal executive officer)	December 15, 2004

* Philip F. Berney	Director	December 15, 2004

* Frank K. Bynum, Jr.	Director	December 15, 2004

* Hermann Hauser	Director	December 15, 2004

* Gerald Paul Hillman	Director	December 15, 2004

* James V. Sandry	Director	December 15, 2004

* Michael Black	Vice-President, Finance (principal financial and accounting officer)	December 15, 2004

*By:	/S/ DAVID FYFE
David Fyfe Attorney-In-Fact

EXHIBITS

Exhibit Number	Description of Document
**1.1	Form of Underwriting Agreement

**3.1	Form of Second Amended and Restated Certificate of Incorporation of Cambridge Display Technology, Inc.

**3.2	Amended Certificate of Designations

**3.3	Form of Second Amended and Restated Bylaws

**4.1	Specimen certificate for common stock of Cambridge Display Technology, Inc.

**4.2	Warrant, dated as of August 12, 2000, between CDT Acquisition Corp. and Heidrick & Struggles, Inc.

**5.1	Opinion of Debevoise & Plimpton LLP

**10.1	Letter Agreement, dated July 27, 1999, between Cambridge Display Technology Limited and Kelso & Company, L.P.

**10.2	Letter Agreement, dated July 27, 1999, between Cambridge Display Technology Limited and Hillman Capital Corporation

**10.3	Transaction Agreement, dated October 23, 2002, between CDT Acquisition Corp., Cambridge Display Technology Limited, Opsys Limited, Opsys UK Limited, the Warrantors, Opsys US Corporation and Opsys 2 Corporation

**10.4	Agreement for the Sale and Purchase of Part of the Business of Opsys Limited, dated October 24, 2002, between Opsys UK Limited and Opsys Limited

**10.5	Subscription and Exchange Agreement, dated October 25, 2002 between CDT Acquisition Corp. and Toppan Printing Co., Ltd.

**10.6	Share Purchase Agreement, dated August 15, 2003, among CDT Acquisition Corp., Ulvac, Inc., Litrex Corporation and Cambridge Display Technology Limited

**10.7	Joint Venture Agreement, dated August 15, 2003, among CDT Acquisition Corp., Ulvac, Inc., Litrex Corporation and Cambridge Display Technology Ltd.

**10.8	Loan Facility Letter, dated July 1, 2004, between Cambridge Display Technology Limited and Lloyds Bank PLC

**10.9	Reimbursement Agreement, dated July 1, 2004, between Cambridge Display Technology Limited and IPIFS Guarantee Corp.

**10.10	Security Agreement, dated July 1, 2004, between Cambridge Display Technology Limited, CDT Oxford Limited and IPIFS Guarantee Corp. (+)

**10.11	Form of Amended and Restated Registration Rights Agreement, among Cambridge Display Technology, Inc., Kelso Investment Associates VI, L.P., KEP VI, LLC, Hillman Capital Corporation, Hillman CDT LLC, Hillman CDT 2000 LLC and certain employees of Cambridge Display Technology, Inc. and its subsidiaries

**10.12	License Agreement, dated August 1, 1996, between Cambridge Display Technology, Ltd. and Philips Electronics N.V. (+)

**10.13	Cross License Agreement, dated November 25, 1999, between Cambridge Display Technology Limited and Seiko Epson Corporation (+)

**10.14	Side Letter, dated January 24, 2000, between Cambridge Display Technology Ltd. and Seiko Epson Corporation regarding the Cross License Agreement dated November 25, 1999 (+)

**10.14.1	Addendum Agreement, dated November 16, 2004, between Cambridge Display Technology Limited and Seiko Epson Corporation regarding the Cross License Agreement dated November 25, 1999 (+)

Exhibit Number	Description of Document
**10.15	The New LEP Technology Agreement, dated January 1, 2001, between Cambridge Display Technology Limited and the University of Cambridge

**10.16	Patent License, dated April 27, 2001, between Cambridge Display Technology Limited and OSRAM Opto Semiconductors GmbH & Co. OHG (+)

**10.17	License Agreement, dated August 13, 2001, between Cambridge Display Technology Limited and Sumitomo Chemical Co., Ltd. (+)

**10.18	Patent License of Displays and Display Illumination, dated October 16, 2001, between Cambridge Display Technology Limited, E.I. DuPont de Nemours and Company and Uniax Corporation (+)

10.18.1	Materials Intellectual Property Agreement, dated November 13, 2001, between Cambridge Display Technology Limited and The Dow Chemical Company (+)

**10.19	Patent and Know-How License, dated December 14, 2001, between Cambridge Display Technology Limited and Covion Organic Semiconductors GmbH (+)

**10.20	Contract Research Agreement, dated December 14, 2001, between CDT International Limited and Covion Organic Semiconductors GmbH (+)

**10.21	License of Technology, dated January 21, 2002, between Opsys Limited (novated to CDT Oxford Limited by a Novation and Variation Agreement, dated October 22, 2002), University of Oxford, Isis Innovation Limited and University of St. Andrews (+)

**10.22	Option Agreement, dated December 1, 2003, between Cambridge Display Technology Limited, CDT Oxford Ltd. and Sumitomo Chemical Co., Ltd. (+)

**10.23	Patent and Co-Ownership Agreement, dated July 5, 2004, between CDT Oxford Limited and Isis Innovation Limited, The Chancellor, Masters and Scholars of the University of Oxford and the University Court of St. Andrews (+)

**10.24	Lease, dated March 29, 2001, between Scottish Widows PLC and Cambridge Display Technology Limited, of commercial premises at Unit 8 Cardinal Distribution Park, Godmanchester, Cambridge, England

**10.25	Lease, dated March 29, 2001, between Scottish Widows PLC and Cambridge Display Technology Limited, of commercial premises at Unit 11 Cardinal Distribution Park, Godmanchester, Cambridge, England

**10.26	Lease, dated March 29, 2001, between Scottish Widows PLC and Cambridge Display Technology Limited, of commercial premises at Unit 12 Cardinal Distribution Park, Godmanchester, Cambridge, England

**10.27	Lease, dated June 11, 2004, between CGNU Life Assurance Limited and Cambridge Display Technology Limited, of commercial premises at 2020 Cambourne Business Park, Cambridge, England

**10.28	Lease, dated June 27, 2000, between the University of Cambridge and Cambridge Display Technology Limited, of commercial premises at Greenwich House, Madingley Rise, Madingley Road, Cambridge, England

**10.29	Employment agreement with Dr. Fyfe, dated as of August 12, 2002

**10.29.1	Amendment to employment agreement with Dr. Fyfe, dated as of August 31, 2004

**10.30	Overseas benefit agreement with Dr. Fyfe, dated as of August 12, 2002

**10.31	Employment agreement with Mr. Chandler, dated February 18, 2003

**10.32	Employment agreement with Mr. Butcher, dated November 14, 2002

**10.33	Employment agreement with Dr. Brown, dated March 28, 2002

**10.34	Amendment to employment agreement with Dr. Brown, dated October 20, 2003

**10.35	Employment agreement with Dr. Burroughes, dated July 1, 2004

**10.36	Employment agreement with Dr. Cha, dated June 18, 2002

Exhibit Number	Description of Document
**10.37	CDT Acquisition Corp. Amended and Restated Stock Incentive Plan

**10.38	Amendment to the CDT Acquisition Corp. Stock Incentive Plan, dated as of March 15, 2002

**10.39	Amendment to the CDT Acquisition Corp. Stock Incentive Plan, dated as of October 17, 2002

**10.40	Cambridge Display Technology, Inc. 2004 Stock Incentive Plan

**10.40.1	Form of Cambridge Display Technology, Inc. 2004 Stock Incentive Plan Stock Option Agreement

**10.40.2	Form of Cambridge Display Technology, Inc. 2004 Stock Incentive Plan Stock Option Agreement for the Grant of Inland Revenue Approved Options in the UK

**10.40.3	Form of Cambridge Display Technology, Inc. 2004 Stock Incentive Plan Stock Option Agreement for the Grant of Unapproved Options in the UK

**10.41	Cambridge Display Technology, Inc. Annual Incentive Plan

**10.42	Cambridge Display Technology, Inc. Special Bonus Plan

**10.42.1	Special Bonus Plan Award Agreement with Dr. Fyfe, dated December 10, 2004

**10.43	Form of CDT Acquisition Corp. Nonqualified Stock Option Agreement between CDT Acquisition Corp. and the Employee

**10.44	Agreement, among Cambridge Display Technology, Inc., Kelso Investment Associates VI, L.P., KEP VI, LLC, Hillman Capital Corporation, Hillman CDT LLC and Hillman CDT 2000 LLC, relating to certain distributions

**10.45	Amended and Restated Settlement and Amendment Agreement, dated as of December 14, 2004, among Cambridge Display Technology, Inc., Cambridge Display Technology Limited, Opsys Limited, CDT Oxford Limited, Alexis Zervoglos, Michael Holmes, Opsys US Corporation, Opsys 2 Corporation and Opsys Management Limited

**10.46	Amended and Restated Indemnification Agreement with Hermann Hauser, effective as of July 16, 2004

**10.47	Form of Indemnification Agreement for directors and officers of Cambridge Display Technology, Inc.

**21.1	List of Subsidiaries of Cambridge Display Technology, Inc.

**23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)

**23.2	Consent of Ernst & Young LLP

**23.3	Consent of PricewaterhouseCoopers LLP

**24.1	Powers of Attorney

**24.2	Power of Attorney of James V. Sandry

**99.1	Consent of James V. Sandry

**	Previously filed.
(+)	Portion of document has been redacted pursuant to a request for confidential treatment.